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                 EMPIRE FINANCIAL SERVICES, INC.
                      121 EXECUTIVE  PARKWAY
                   Milledgeville, Georgia 31061
                     TELEPHONE (912) 450-9415



May  13,  1996



Mr. Thomas W. Kitchin, President           FAXED TO: 404 350 2001
Jameson Inns, Inc.
8 Perimeter Center East, Suite 8050
Atlanta, GA 30346-1603

Dear Tom:

We are pleased to inform you that our lenders have approved a line of credit of $27,800,000.00 for use by Jameson. The following terms and conditions will apply:

BORROWER:     Jameson Inns, Inc.

LOAN TYPE:     During the first two years of the life of loan, it
will function as a revolving line of credit where Jameson can draw down and pay back funds at its discretion. You will be required to pay the accrued interest on a monthly basis during this period. At the end of the initial two year period, the then outstanding balance on the line will be converted to an amortizing loan utilizing the following terms:
     - One-year adjustable rate mortgage
     - a margin of .25% over Prime Rate
     - Indexed to the Major Lender's Prime Rate as published in "The Wall Street Journal"
     - Interest rate floor - 7%
     - Interest rate ceiling - 13%
     - 15 year amortization
     - 10 year call provision

During the interest only period, the rate will also be Wall
Street Prime plus 1/4 of 1%. The rate will be set prior to closing and will be adjusted on an annual basis thereafter.

LATE CHARGE: 5% of any monthly installment not received within 15 days after the installment is due.

ORIGINATION FEE: 1% of the amount of the loan.

CLOSING COSTS: Empire will absorb all cost of closing to include attorney fees, title company cost, recording fees, etc.

SECURITY: Jameson Inn properties located in Calhoun, Americus,
Anderson, Hartwell, Statesboro, Washington, Covington, Thomaston,
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Winder, Carrollton, Greenwood, Arab, Valdosta, Jesup, Selma,
Waycross, Bainbridge, Albertville and Alexander City.

PREPAYMENT PENALTY: This loan may be prepaid in part or whole at any time without penalty.

HAZARD INSURANCE: An original policy in the minimum amount of the loan must be available to the lender at the time of closing. The mortgagee or loss payee clause of the policy must read, "Empire
Financial Services, Inc.  Its Successors and Assigns, 121
Executive Parkway, Milledgeville, Georgia 31061."

FLOOD INSURANCE: If the security property is ever determined to be located in a HUD designated flood hazard area, the purchase of flood insurance at your expense will be required.

TITLE INSURANCE: Title insurance protecting the lender shall be required and will be provided through the closing attorney at the lender's expense.

SURVEY:     None required

CORPORATE AND PARTNERSHIP REQUIREMENTS: If a commitment is issued to a corportation, limited partnership or general partnership, counsel for such entity must represent and warrant that, on and as of the date of the commitment, and on and as of the date of the closing of the loan:

     1. Said entity is and will be an entity duly organized and validly existing under the laws of the State in which the loan is originated, or if it has been organized under the
     laws of any other state, it is and will be qualified to
     transact business in the State in which the loan is
     originated.
     2. Said entity: (1) is and will be the bona fide owner of the property to be mortgaged in its own right; or (2) has contracted to purchase the property from the present owner thereof for a good and valuable consideration and will be
     the bona fide owner thereof on the date of the closing of
     the loan and execution of the note and mortgage.
     3. There is not, and will not be, any contract or other obligation providing for or requiring said entity to convey said property or any interest or estate therein to any
     party, and no party other than said entity has any
     beneficial or equitable right, title or interest in said
     property or any part thereof.
     4. In the case of a construction loan, the proceeds of the mortgage loan shall be paid directly to said entity, and will be used solely for the proper business purposes of said entity.
     5. On the date of the closing of the loan, there shall be delivered to us appropriate resolutions and an affidavit by one or more partners or  officers and stockholders, and such other  proof as we shall  require, to establish  that all of
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     the  foregoing representations and warranties are true.  If we do not obtain such affidavit and other proof, including, but not limited to, a current certificate of good standing issued by the Secretary of State, we may refuse to make the loan and retain any payments made by the Borrower upon acceptance of the commitment.

LEASE-UP REQUIREMENTS: None

APPRAISAL: Borrower agrees to furnish Empire with a new appraisal should the loan be classified by any regulatory agency for any reason in the future, at its own expense, if deemed necessary to comply with any law or regulation. The appraiser must be approved by Empire.

FINANCIAL STATEMENTS: You will provide us with copies of your quarterly Shareholder's reports and a copy of your audit report annually.

In the event that closing does not occur prior to June 15, 1996, Empire reserves the right to cancel this commitment at its sole discretion.

               THIS AGREEMENT WILL SURVIVE CLOSING

Very truly yours,

/s/ J. David Dyer, Jr.
- - -------------------------
J. David Dyer, Jr
President



I hereby agree with the above terms and conditions:



JAMESON INNS, INC.


By:/s/ Thomas W. Kitchin
  -----------------------------
   Thomas W. Kitchin, President

May 13, 1996
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Date